Real Estate Purchase Contract

Seller (Party A) Name: Zhao Taisheng【ID No.】512922196310057958

Domicile:  No. 90, West Street, Shengzhong Town, Nanbu County, Sichuang Province

Tel: 13603006208

Purchaser (Party B) Name: Yinlips Digital Technology (Shenzhen) Co., Ltd._

【Organization Code】72717975-0

Domicile:  Room 2929, Jiejia Building, Shen South-mid road, Futian District, Shenzhen

Postal Code: 518033 Tel: 0755-83981433

This contract is entered into by and between Party A and Party B on August 15, 2006 and is to be governed by the Contract Law of the People’s Republic of China and it’s relevant laws and regulations. Whereas 1. Party A is the owner of the properties under this contract, and has the attained the approval of relevant rights holders; 2. Party A is willing to sell these properties; 3. Party B is willing to purchase these properties. It is agreed by and between the parties as follows:

Article 1 Party A guarantees that it has full disposition rights of the properties, and ensures that there is no title disputes or debt disputes involving these properties.

Party A is liable for any title or debt disputes that may arise.

Article 2 Location and area of properties

1. The subject properties of this contract are located at Room 2929, 2931, 1822, 1609, Nanguang Jiejia Building, Shennan Zhong Road, Futian District, Shenzhen.

2. The total area of the properties is 242.56 m2.

3. The corresponding land use rights shall be transferred together with the properties.

Article 3 Purchase Price

The purchase price shall be determined based on the property assessment value proposed by the appraisal company that is chosen and agreed by both parties (“the property assessment value”).

The deposit paid by Party B to Party A shall off set the purchase price.

The price of corresponding land use rights has been included in the total amount of the purchase price.

The price of public sites and construction is not calculated separately.

Article 4 Payment Terms.

The two parties have agreed to the following payment terms:

1. Party B shall pay a deposit of RMB900,000 (Nine hundred thousand Yuan) to Party A within thirty days from the date the contract is signed by both parties.

2. Party B shall pay the remaining purchase price during the period dated from September 14, 2006 to December 31, 2006.

Article 5 Delivery of properties and the title of properties.

1. Party A must deliver the properties to Party B within 15 days after Party B’s payment in full. Party B must pay in full all fees for water, electricity, property management, etc., by the property delivery date.

2. Party A represents and warrants that after Party B has paid for the properties in full, the title of the properties shall be transferred to Party B unconditionally.

Article 6 Breach of contract

1. Any balance remaining after the payment deadline set forth in the contract shall be subject to interest rate charges of 0.05%, calculated per day.

2. Should Party A fail to deliver the properties to Party B by the deadline set forth in the contract, Party A shall pay Party B 0.05% of the payment it has received per day as liquidated damage.

Article 7 Dispute Resolution

Any disputes arising from this contract shall be settled through negotiation. If no settlement is reached through negotiation, either party could bring the case to People’s Court where the properties are located.

Article 8 Special Agreement.

After delivery, in case the subject properties are levied upon or demolition, all the compensation shall be owned by Party B.

Article 9 Exemption

1. Neither party is liable for losses resulting from one or both parties’ failure to perform duties that were affected by force majeure. In case that one or both parties are impossible to perform the duties provided herein on account of force majeure or any losses arise due to force majeure, neither party is liable for the losses.

2. Force majeure means the objectivity that “ is not foreseeable, avoidable and can be overcome”.

Article 10 Representation and Warranty

1. Party A represents and warrants that it has the full disposition rights of the subject properties.

2. Party B represents and warrants that it is its true willingness to purchase the subject property.

Article11 Any issues that have not been clarified in the contract shall be set forth in supplementary agreements which will have the same effect as this contract after being signed by both parties.

Article 12 Each party shall have a copy of this contract. The two copies have the same effect. The contract comes into effect on the date when both parties hereto set their hands hereunto.

Seller (Party A) Name: Zhao Taisheng	Purchaser (Party B) Name: Yinlips Digital

Technology (Shenzhen) Co., Ltd.
Signature: /s/ Zhao Taisheng	Seal: [seal of the company]

ID No.: 512922196310057958	Organization Code: 727179750

Domicile: No. 90, West Street, ShengzhongU	Domicile: Room 2929, Jiejia Building, Shen

Town, Nanbu County, Sichuang Province	South h-mid road, Futian District, Shenzhen

Tel: 13603006208	Tel: 0755-83981433

Date: August 15, 2006	Date: August 15, 2006